Exhibit 99.1

EverQuote Announces Preliminary Third Quarter 2021 Financial Results

•	Company to Report Third Quarter 2021 Financial Results on November 1, 2021

•	Company Implements Plan to Reduce Non-Marketing Operating Expenses

CAMBRIDGE, Mass., Oct. 18, 2021 (GLOBE NEWSWIRE) — EverQuote, Inc. (Nasdaq: EVER), a leading online insurance marketplace, today announced preliminary, unaudited financial results for the third quarter ended September 30, 2021.

Third Quarter 2021 Preliminary Financial Results:

•	Total revenue is expected to be in the range of $106.5 - $107.5 million, compared to guidance of $109 - $111 million.

•	Variable marketing margin is expected to be in the range of $32 - $32.5 million, compared to guidance of $33 - $34 million.

•	GAAP net loss is expected to be in the range of $6.0 - $5.5 million.

•	Adjusted EBITDA is expected to be in the range of $2.0 - $2.5 million, compared to guidance of $4.5 - $5.5 million.

“Our third quarter performance was impacted by challenges in the auto insurance market; several of our key carrier customers experienced higher than expected claims losses, resulting in a sudden pull back of their marketing efforts in an attempt to restore their target levels of profitability,” said Jayme Mendal, CEO of EverQuote. “We believe that these industry dynamics are temporary in nature and will correct as carriers adjust their pricing policies to a new underwriting environment. We expect our non-auto verticals to be unaffected by these challenges, and we remain confident in the outlook that our health insurance vertical will have a successful fourth quarter.”

The Company announced today its plans to implement an approximately 10% structural reduction in its non-marketing operating expenses (excluding non-cash items), with the reductions coming principally from its auto marketplace operations.

“As a result of moving quickly to streamline our operations, we believe we will be well positioned for future growth when the auto insurance carriers return to their normal pattern of acquiring consumers through digital channels,” said John Wagner, CFO of EverQuote. “We expect this more efficient cost structure will better enable us to drive sustainable growth and profitability.”

The preliminary, unaudited financial results included in this press release are based on information available as of October 18, 2021, and management’s initial review of the results of operations for the third quarter ended September 30, 2021. The Company has not completed its financial closing procedures for the third quarter ended September 30, 2021, and its actual results may be materially different from these preliminary financial results. In addition, the Company’s independent registered public accounting firm has not reviewed, or performed any procedures with respect to these preliminary financial results.

Company to Report Third Quarter 2021 Financial Results on November 1, 2021

EverQuote will report its financial results for the third quarter ended September 30, 2021, and update guidance for full year 2021, after the market closes on Monday, November 1, 2021. Following the release of its financial results, management will host a conference call at 4:30 p.m. ET/ 1:30 p.m. PT.

To access the call, please dial (877) 273-5005, or outside the U.S. (647) 689-5410, with Conference ID 9566654 at the 4:30 p.m. ET start time. A live webcast will be available at http://investors.everquote.com. A replay of the webcast will be available on the website approximately two hours after the completion of the live call, and by dialing (800) 585-8367, or outside the U.S. (416) 621-4642, with Conference ID 9566654, until November 8, 2021.

Use of Non-GAAP Financial Measure

Adjusted EBITDA is a non-GAAP measure. Please see “EverQuote, Inc. Reconciliation of Non-GAAP Measures to GAAP” below for more information.

Forward Looking Statements

Any statements in this press release about future expectations, plans and prospects for EverQuote, Inc. (“EverQuote” or the “Company”), including statements about the Company’s preliminary unaudited financial results for the third quarter ended September 30, 2021, future results of operations or the future financial position of the Company, including financial targets, business strategy, plans and objectives for future operations and other statements containing the words “anticipates,” “believes,” “expects,” “plans,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: (1) quarter-end closing and review processes developments, such as changes in preliminary results due to inaccurate data or assumptions, unforeseen expenses, changes in estimates or judgments related to tax liabilities, potential goodwill impairments, potential litigation, bad debts or other contingencies, and facts or circumstances affecting the application of the Company’s critical accounting policies, including revenue recognition; (2) the Company’s ability to attract and retain consumers and insurance providers using the Company’s marketplace; (3) the Company’s ability to maintain or increase the amount providers spend per quote request; (4) the impact on the Company and the insurance industry of the COVID-19 pandemic; (5) the effectiveness of the Company’s growth strategies and its ability to effectively manage growth; (6) the Company’s ability to maintain and build its brand; (7) the Company’s reliance on its third-party service providers; (8) the Company’s ability to develop new and enhanced products and services to attract and retain consumers and insurance providers, and the Company’s ability to successfully monetize them; (9) the impact of competition in the Company’s industry and innovation by the Company’s competitors; (10) the Company’s expected use of proceeds from its initial public offering; (11) developments regarding the insurance industry and the transition to online marketing; and (12) other factors discussed in the “Risk Factors” section of the Company’s most recent Quarterly Report on Form 10-Q, which is on file with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

About EverQuote

EverQuote operates a leading online insurance marketplace, connecting consumers with insurance providers. The company’s mission is to empower insurance shoppers to better protect life’s most important assets—their family, property, and future. Our vision is to become the largest online source of insurance policies by using data and technology to make insurance simpler, more affordable and personalized, ultimately reducing cost and risk.

For more information, visit everquote.com and follow on Twitter @everquotelife, Instagram @everquotepics, and LinkedIn https://www.linkedin.com/company/everquote/.

Investor Relations Contact:

Brinlea Johnson

The Blueshirt Group

212-331-8424

Brinlea@blueshirtgroup.com

Preliminary Non-GAAP Financial Measures

To supplement the Company’s financial statements presented in accordance with GAAP and to provide investors with additional information regarding EverQuote’s financial results, the Company has presented Adjusted EBITDA as a non-GAAP financial measure. This non-GAAP financial measure is not based on any standardized methodology prescribed by GAAP and is not necessarily comparable to similarly titled measures presented by other companies.

The Company defines adjusted EBITDA as net income (loss), excluding the impact of stock-based compensation expense; depreciation and amortization expense; acquisition-related costs; interest income; and income taxes. The most directly comparable GAAP measure is net income (loss). The Company monitors and presents adjusted EBITDA because it is a key measure used by management and the board of directors to understand and evaluate operating performance, to establish budgets and to develop operational goals for managing EverQuote’s business. In particular, the Company believes that excluding the impact of these items in calculating adjusted EBITDA can provide a useful measure for period-to-period comparisons of EverQuote’s core operating performance.

The Company uses adjusted EBITDA to evaluate EverQuote’s operating performance and trends and make planning decisions. The Company believes that this non-GAAP financial measure helps identify underlying trends in EverQuote’s business that could otherwise be masked by the effect of the items that the Company excludes in the calculations of adjusted EBITDA. Accordingly, the Company believes that this financial measure provides useful information to investors and others in understanding and evaluating EverQuote’s operating results, enhancing the overall understanding of the Company’s past performance and future prospects.

The Company’s non-GAAP financial measures are not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of adjusted EBITDA rather than net income (loss), which is the most directly comparable financial measure calculated and presented in accordance with GAAP. In addition, other companies may use other measures to evaluate their performance, which could reduce the usefulness of the Company’s non-GAAP financial measures as tools for comparison.

The following table reconciles adjusted EBITDA to net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP.

EVERQUOTE, INC.

PRELIMINARY RECONCILIATION OF NON-GAAP MEASURES TO GAAP

	Preliminary Quarter Ended September 30, 2021
	Low end	High end
	in thousands
Net loss	$(6,000)	$(5,500)
Stock-based compensation (1)	8,400	8,400
Depreciation and amortization (1)	1,300	1,300
Acquisition-related (1)	900	900
Interest income (1)	—	—
Income tax benefit (1)	(2,600)	(2,600)

Adjusted EBITDA	$2,000	$2,500

(1)	Management’s preliminary results do not reflect a range other than with respect to net loss.